Exhibit 99.1

MedeFile International Reports Second Quarter 2011 Results

Company Marks Fourth Consecutive Quarter of Double-Digit Revenue and Membership Growth

BOCA RATON, FL--(Marketwire -08/15/11)- MedeFile International, Inc. (OTCQB: MDFI.PK - News) (Pinksheets: MDFI.PK - News), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today announced its financial and operational results for the three and six months, ended June 30, 2011.

Financial Highlights for Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010:

●	Revenues rose to $187,740, representing a 43-fold (4325%) increase from $4,242.

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When comparing subsequent quarter-over-quarter results, the Company posted its fourth consecutive quarter of double-digit growth, rising 42% from $132,102 reported for the three months ended March 31, 2011.   (See Chart)

●	Net loss declined 50% to $663,237, or $0.00 loss per basic and diluted share, from $1,326,658, or $0.00 loss per basic and diluted share.

Financial Highlights for Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010:

●	Revenues totaled $319,942, climbing significantly (4745%) from $6,602.

●	Net loss was $1,111,429, or $0.00 loss per basic and diluted share, a 22% decrease from $1,417,198, or $0.00 loss per basic and diluted share.

As of June 30, 2011, cash totaled $311,975; there was zero long term debt; and stockholders' equity totaled $204,458.

Operational Highlights:

●	Total members registered on the MedeFile system was approximately 15,200 as of the end of June 30, 2011, up from approximately 7,000 as of March 31, 2011.

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Social marketing has helped spur a notable increase in people who are following MedeFile on Facebook, with the number of "likes" now totaling over 18,800, which is up nearly 11,000 just since May 2011.

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In an effort to support certain global growth opportunities presented to MedeFile by current strategic partners, the Company's web site and secure back-end member interface is now fully operational in English, Russian and Spanish.   MedeFile's web development team is currently focused on completing translations in German and French, both of which are expected to be completed in the third quarter.

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Last week, MedeFile announced that it will begin airing 60-second infomercials and four different six-minute interviews with the Company's Chairman, President and CEO Kevin Hauser, in an effort to promote mass market awareness of MedeFile and to educate U.S.   consumers on the need for and many benefits of MedeFile's personal health record solutions.   Over the year-long campaign produced by FMW Media Works (FMW), a minimum of 1,000 spots will be televised on ION and FOX cable networks and may be substituted at FMW's discretion on ABC, CBS, CNN and MSNBC in the following metro markets: New York, Los Angeles, Chicago, Dallas, Boston, Philadelphia, San Francisco/San Jose, Atlanta, Washington and Houston.   Although it is not possible to forecast with any level of accuracy the impact that this sponsored ad campaign will have on MedeFile's membership growth in the coming year, management is optimistic that this marketing strategy will -- at a minimum -- help to promote strong brand integrity and awareness among American consumers, investors and major stakeholders in the global healthcare industry.

Commenting on other growth initiatives, Hauser noted that "In connection with numerous strategic collaborations formed with a broad range of entities over the past six months, we have continued to actively pursue discussions and negotiations with several potential new corporate, institutional and government clients to provide MedeFile Premium and MedeFile Lite subscriptions to their respective employees, customers and members via volume-driven wholesale contracts and upsell opportunities.   In this regard, it is anticipated that the Company will shortly be in a position to begin announcing key new contracts that hold the potential to be real 'game changers' for MedeFile -- significantly contributing to future recurring revenue, cash flow and earnings growth," stated Hauser.

"We couldn't be more excited about the direction MedeFile is heading and remain highly confident that strategies we are executing now will ultimately culminate in MedeFile winning worldwide recognition as the leading iPRH solutions provider," concluded Hauser.

FINANCIAL CHARTS FOLLOW

MEDEFILE INTERNATIONAL, INC.
BALANCE SHEETS

	Unaudited
	June 30,	December 31,
Assets	2011	2010
Current assets
Cash	$311,975	$499,652
Inventory	27,904	22,184
Merchant services reserve	53,267	6,173
Accounts receivable, net	2,810	2,468
Prepaid Insurance	4,494	-
Total current assets	400,450	530,477
Website development, net of accumulated amortization	36,718	47,210
Furniture and equipment, net of accumulated depreciation	15,251	20,364
Investment	1,800	-
Intangibles	1,339	1,339
Total assets	$455,558	$599,390

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$244,379	$310,325
Cash overdraft	-	6,928
Deferred revenues	6,721	9,575
Total Current Liabilities	251,100	326,828

Stockholders' Equity
Preferred stock, $.0001 par value: 10,000 authorized,
no shares issued and outstanding	-	-
Common stock, $.0001 par value: 5,000,000,000 authorized;
3,678,049,471 and 3,450,021,410 shares issued and outstanding on
June 30, 2011 and December 31, 2010, respectively	367,805	345,002
Common stock payable	159,000	-
Additional paid in capital	16,951,638	16,090,116
Accumulated deficit	(17,273,985)	(16,162,556)
Total stockholders' equity	204,458	272,562
Total liability and stockholders' equity	$455,558	$599,390

MEDEFILE INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND JUNE 30, 2010

	For the Three	For the Three	For the Six	For the Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenue	$187,740	$4,242	$319,842	$6,602

Cost of goods sold	90,267	-	153,741	-
Gross profit	97,473	4,242	166,101	6,602

Operating expenses
Selling, general and administrative expenses	442,085	101,135	821,205	180,309
Maketing expense	310,867	-	440,721	-
Depreciation and amortization expense	7,758	9,441	15,604	13,692
Total operating expenses	760,710	110,576	1,277,530	194,001

Loss from operations	(663,237)	(106,334)	(1,111,429)	(187,399)

Other expenses
Interest expense - note payable	-	(3,879)	-	(10,166)
Interest expense - related party note payable	-	(1,216,445)	-	(1,219,633)
Total other expenses	-	(1,220,324)	-	(1,229,799)

Loss before income tax	(663,237)	(1,326,658)	(1,111,429)	(1,417,198)
Provision for income tax	-	-	-	-
Net Loss	$(663,237)	$(1,326,658)	$(1,111,429)	$(1,417,198)

Net loss per share: basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average share outstanding	3,584,124,074	1,463,021,410	3,517,124,825	1,463,021,410
basic and diluted

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits.   MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records.   Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member's authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit.   For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com.   You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties.   The actual future results of MedeFile could differ significantly from those statements.   Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities.   In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology.   These statements are only predictions.   Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved.   We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise.   In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.   For further risk factors associated with our Company, review our SEC filings.